SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                FORM 8-K/A


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                               July 1, 2003
            (Date of Report (Date of Earliest Event Reported))



                     Municipal Mortgage & Equity, LLC
          (Exact Name of Registrant as Specified in Its Charter)


         Delaware                  011-11981                  52-1449733
(State or Other Jurisdiction      (Commission               (IRS Employer
      of Incorporation)           File Number)          Identification Number)



         218 North Charles Street, Suite 500                 21201
                 Baltimore, Maryland                       (Zip Code)
      (Address of Principal Executive Offices)



                           (443) 263-2900
         (Registrant;s Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS AND REQUIRED FD. DISCLOSURE.
         ------------------------------------

        This form 8-K amends and supplements the Form 8-K filed on July 10, 2003 and the Form 8-K/A filed on September 15, 2003 to:

        (i)make clear that no financial information is required to be provided;

        (ii)clarify the entities that provided the acquisition financing; and

        (iii)include the signature of an officer of the Company.


     On July 1, 2003, Municipal Mortgage & Equity, LLC (NYSE: MMA), known as MuniMae, completed its acquisition of the Housing and Community Investing (HCI) unit of Lend Lease Real Estate Investments, a subsidiary of Australia-based Lend Lease Corporation Limited (ASX: LLC), for a purchase price of $102 million in cash. MuniMae contributed the assets of HCI to MMA Financial, LLC, MuniMae's wholly owned operating subsidiary. MMA Financial manages investments in real estate totaling $7.4 billion, representing approximately 220,000 apartment units. According to the National Multifamily Housing Council, MMA Financial is currently the fourth largest owner of apartments in the United States. Through the integration of HCI's affordable housing tax credit syndication operation into MuniMae's existing operations, MMA Financial becomes one of the nation's largest players in the affordable housing industry.

     HCI provides equity financing for a wide range of affordable housing developments across the country. Developments include new construction, substantial rehabilitations, and revitalizations of public housing. HCI structures and manages low income housing tax credit investments for corporate investors. As a syndicator of tax credits, HCI sources and acquires deals from developers, structures the investments and manages the assets in the investment for the 15-year holding period. MMA Financial has 147,350 tax credit units under management.

     To finance the transaction, MuniMae drew from an 18-month, LIBOR-based acquisition facility in the amount of $120 million that was arranged by RBC Capital Markets, with Royal Bank of Canada acting as the initial lender. The amount of consideration paid was determined pursuant to arms-length negotiations between the parties.

     The foregoing description of the acquisition is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, a copy of which was filed as Exhibit 2.1 to the Company's Report on Form 8-K filed on July 10, 2003 and which is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         (a)      Financial Statements of business acquired.
                  ------------------------------------------

                  No financial statements of the business acquired are required to be filed with this report.

         (b)      Pro forma financial information.
                  --------------------------------

                  Pro forma information is not required to be filed; however, such information is being included for the benefit of shareholders. The following documents appear as Exhibits to this current report on Form 8-K/A:

                  (i) Unaudited Pro Forma Combined Balance Sheet as of June 30, 2003

                  (ii) Unaudited Pro Forma  Combined  Statements of  operations for the year ended December 31, 2002 and the six months ended June 30, 2003

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      MUNICIPAL MORTGAGE & EQUITY, LLC



Date:    September 17, 2003           By: /s/ William S. Harrison
                                          -------------------------------------
                                          William S. Harrison
                                          Senior Vice President and
                                          Chief Financial Officer

                             INDEX TO EXHIBITS


Exhibit No.   Description of Document
   P-1        Unaudited Pro Forma Combined Balance Sheet as of June 30, 2003
   P-2        Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2002
   P-3        Unaudited Pro Forma Combined Statements of Operations for the six
              months ended June 30, 2003
   P-4        Notes to Pro Forma Combined Financial Statements

                                                                                                  Exhibit P-1

                                                    MUNICIPAL MORTGAGE & EQUITY, LLC
                                                    PRO FORMA COMBINED BALANCE SHEET
                                                              June 30, 2003
                                                  (In thousands, except share data)
                                                              (unaudited)

                                                                                                  Pro forma       Pro forma
                                                                    MuniMae           HCI        adjustments      combined
                                                                 ---------------   -----------   -----------      ----------
ASSETS
Investment in tax-exempt bonds, net                                $    775,793                                   $  775,793
Loans receivable, net                                                   451,397                                      451,397
Loans receivable held for sale                                           11,023                                       11,023
Notes receivable                                                              -     $  62,683     $ (62,683) (b)           -
Investments in partnerships                                              98,239       177,024       (57,130) (b)     218,133
Residual interests in bond securitizations                               13,099                                       13,099
Investment in derivative financial instruments                            3,170                                        3,170
Cash and cash equivalents                                                81,335        24,636       118,307  (a)     118,929
                                                                                                   (105,349) (b)
Interest receivable                                                      17,252                                       17,252
Restricted assets                                                        69,529                                       69,529
Other assets                                                             32,846        35,057         1,693  (a)      53,863
                                                                                                    (15,733) (b)
Property, plant and equipment, net                                        2,554         1,586           114  (b)       4,254
Mortgage servicing rights, net                                           10,869                                       10,869
Identifiable intangibles and goodwill                                    33,607        77,335        21,717  (b)     132,659
                                                                 ---------------   -----------   -----------      -----------
Total assets                                                       $  1,600,713     $ 378,321     $ (99,064)      $ 1,879,970
                                                                 ===============   ===========   ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable                                                      $    436,949     $  59,848     $ 120,000  (a)  $   556,949
                                                                                                    (59,848) (b)
Short-term debt                                                         211,670                                       211,670
Long-term debt                                                          142,006                                       142,006
Residual interests in bond securitizations                                1,343                                         1,343
Investment in derivative financial instruments                           21,792                                        21,792
Accounts payable and accrued expenses                                     6,436        28,223       (24,336) (b)       10,323
Interest payable                                                          5,383                                         5,383
Unearned revenue and other liabilities                                   33,336       155,370                         188,706
Distributions payable                                                     2,995                                         2,995
                                                                 ---------------   -----------   -----------      -----------
Total liabilities                                                       861,910       243,441        35,816         1,141,167
                                                                 ---------------   -----------   -----------      -----------

Preferred shareholders' and minority interests'
 equity in subsidiary companies                                         160,142                                       160,142

Shareholders' equity:
   Common shares                                                        568,576                                       568,576
   Paid in capital                                                                    110,517      (110,517) (b)            -
   Retained earnings                                                                   24,363       (24,363) (b)            -
   Less: growth shares held in treasury at cost                          (2,615)                                       (2,615)
   Less unearned compensation - restricted shares                        (2,939)                                       (2,939)
   Accumulated other comprehensive income                                15,639                                        15,639
                                                                 ---------------   -----------   -----------      -----------
Total shareholders' equity                                              578,661       134,880      (134,880)          578,661
                                                                 ---------------   -----------   -----------      -----------

Total liabilities and shareholders' equity                         $  1,600,713     $ 378,321     $ (99,064)      $ 1,879,970
                                                                 ===============   ===========   ===========      ===========




                                                                                                  Exhibit P-2

                                                      MUNICIPAL MORTGAGE & EQUITY, LLC
                                                  PRO FORMA COMBINED STATEMENTS OF INCOME
                                               FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                                              (In thousands, except share and per share data)

                                                                                                      (unaudited)       (unaudited)
                                                                                       (unaudited)     Pro forma         Pro forma
                                                                         MuniMae           HCI        adjustment(1)      combined
                                                                       --------------  ------------- ---------------    ------------
INCOME:
Interest income
     Interest on bonds and residual interests in bond securitizations    $    59,923                                    $    59,923
     Interest on loans                                                        34,895     $    1,192    $     (1,192)(2)      34,895
     Interest on short-term investments                                        1,255             38              23           1,316
                                                                       --------------  ------------- ---------------    ------------
        Total interest income                                                 96,073          1,230          (1,169)         96,134
                                                                       --------------  ------------- ---------------    ------------
Fee income
     Syndication fees                                                          7,221         22,208           3,838          33,267
     Origination fees                                                          6,631              -               -           6,631
     Loan servicing fees                                                       6,823              -               -           6,823
     Asset management and advisory fees                                        3,887         13,834           2,584          20,305
     Other income                                                              4,435          4,778           2,091          11,304
                                                                       --------------  ------------- ---------------    ------------
        Total fee income                                                      28,997         40,820           8,513          78,330
                                                                       --------------  ------------- ---------------    ------------
Net gain on sales                                                              8,558            666           4,643          13,867
                                                                       --------------  ------------- ---------------    ------------
Total income                                                                 133,628         42,716          11,987         188,331
                                                                       --------------  ------------- ---------------    ------------
EXPENSES:
Interest expense                                                              36,596            299             (38)         43,674
                                                                                                              6,817 (3)
Salaries and benefits                                                         22,678         20,214          10,915          53,807
General and administrative                                                     7,020          5,003             481          12,504
Professional fees                                                              4,960            540             144           5,644
Amortization of intangibles and mortgage servicing rights                      1,314          6,401           1,018 (4)       8,733
                                                                       --------------  ------------- ---------------    ------------
Total expenses                                                                72,568         32,457          19,337         124,362
                                                                       --------------  ------------- ---------------    ------------
Net holding losses on derivatives                                            (14,863)             -               -         (14,863)
Impairments and valuation allowances related to investments                     (730)             -               -            (730)
Net losses from equity investments in partnerships                            (3,057)        (2,139)         (2,162)         (7,358)
                                                                       --------------  ------------- ---------------    ------------
Net income before income taxes and income allocated to
     preferred shareholders in a subsidiary company                           42,410          8,120          (9,512)         41,018
Income tax expense (benefit)                                                   1,484          4,158          (4,715)(5)         927
                                                                       --------------  ------------- ---------------    ------------
Net income before income allocated to preferred shareholders
     in a subsidiary company                                                  40,926          3,962          (4,797)         40,091
Income allocable to preferred shareholders in a subsidiary company            11,977              -               -          11,977
                                                                       --------------  ------------- ---------------    ------------
Net income                                                               $    28,949     $    3,962    $     (4,797)    $    28,114
                                                                       ==============  ============= ===============    ============

Net income allocated to:
     Term growth shares                                                  $       153                                    $       153
                                                                       ==============                                   ============
     Common shares                                                       $    28,796                                    $    27,961
                                                                       ==============                                   ============

Basic earnings per common share:
     Basic earnings per common share                                     $      1.16                                    $      1.12
                                                                       ==============                                   ============
     Weighted average common shares outstanding                           24,904,437                                     24,904,437

Diluted earnings per common share:
     Diluted earnings per common share                                   $      1.13                                    $      1.10
                                                                       ==============                                   ============
     Weighted average common shares outstanding                           25,473,815                                     25,473,815

                                                                                                 Exhibit P-3

                                                      MUNICIPAL MORTGAGE & EQUITY, LLC
                                                  PRO FORMA COMBINED STATEMENT OF INCOME
                                                  FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                             (In thousands, except share and per share data)
                                                                (unaudited)


                                                                                                    Pro forma        Pro forma
                                                                        MuniMae         HCI         adjustments (1)   combined
                                                                      -----------    ----------    -----------      -------------
INCOME:
Interest income
     Interest on bonds and residual interests in bond securitizations $    29,914                                    $     29,914
     Interest on loans                                                     17,066     $     798     $     (798) (2)        17,066
     Interest on short-term investments                                       524           172             12                708
                                                                      -----------    ----------    -----------      -------------
       Total interest income                                               47,504           970           (786)            47,688
                                                                      -----------    ----------    -----------      -------------
Fee income
     Syndication fees                                                       3,236        24,739        (15,247)            12,728
     Origination fees                                                       2,917             -              -              2,917
     Loan servicing fees                                                    3,747             -              -              3,747
     Asset management and advisory fees                                     2,274        16,998         (9,500)             9,772
     Other income                                                           5,506         8,903         (7,108)             7,301
                                                                      -----------    ----------    -----------      -------------
       Total fee income                                                    17,680        50,640        (31,855)            36,465
                                                                      -----------    ----------    -----------      -------------
Net gain on sales                                                           2,731         2,760           (544)             4,947
                                                                      -----------    ----------    -----------      -------------
Total income                                                               67,915        54,370        (33,185)            89,100
                                                                      -----------    ----------    -----------      -------------

EXPENSES:
Interest expense                                                           19,092           189           (103)            21,890
                                                                                                         2,712  (3)
Salaries and benefits                                                      14,637        32,110        (21,022)            25,725
General and administrative                                                  3,938         5,883         (3,432)             6,389
Professional fees                                                           1,866           828           (414)             2,280
Amortization of intangibles and mortgage servicing rights                     803         6,774         (4,120) (4)         3,457
                                                                      -----------    ----------    -----------      -------------
Total expenses                                                             40,336        45,784        (26,379)            59,741
                                                                      -----------    ----------    -----------      -------------
Net holding gains (losses) on derivatives                                     424                                             424
Impairments and valuation allowances related to investments                (1,144)                                         (1,144)
Net gains (losses) from equity investments in partnerships                 (2,353)       (5,880)         4,905  (2)        (3,328)
                                                                      -----------    ----------    -----------      -------------
Net income before income taxes, income allocated to preferred shareholders and minority interests in subsidiary companies
     and discontinued operations                                           24,506         2,706         (1,901)            25,311
Income tax expense (benefit)                                                 (472)          969           (647) (5)          (150)
                                                                      -----------    ----------    -----------      -------------
Net income before income allocated to preferred shareholders and minority interests in subsidiary companies and
     discontinued operations                                               24,978         1,737         (1,254)            25,461
Income allocable to preferred shareholders and minority interests
     in subsidiary companies                                                5,679             -              -              5,679
                                                                      -----------    ----------    -----------      -------------
Net income from continuing operations                                      19,299         1,737         (1,254)            19,782
Discontinued operations                                                    25,748             -              -             25,748
                                                                      -----------    ----------    -----------      -------------
Net income                                                            $    45,047     $   1,737     $   (1,254)      $     45,530
                                                                      ===========    ==========    ===========      =============

Basic earnings per common share:
     Net income from continuing operations                            $      0.69                                    $       0.71
     Discontinued operations                                                 0.91                                            0.91
                                                                      -----------                                   -------------
     Basic earnings per common share                                  $      1.60                                    $       1.62
                                                                      ===========                                   =============
     Weighted average common shares outstanding                        28,104,281                                      28,104,286
Diluted earnings per common share:
     Net income from continuing operations                            $      0.68                                    $       0.70
     Discontinued operations                                                 0.90                                            0.90
                                                                      -----------                                   -------------
     Diluted earnings per common share                                $      1.58                                    $       1.60
                                                                      ===========                                   =============
     Weighted average common shares outstanding                        28,451,480                                      28,451,485


                                                                    Exhibit P-4


NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 1 - The pro forma combined balance sheet as of June 30, 2003 has been prepared to reflect the acquisition of the Housing and Community Investing ("HCI") unit of Lend Lease Real Estate Investments for a purchase price of $102 million in cash. Pro forma adjustments assume a transaction date of June 30, 2003 and are made to reflect the following:

     (a) Borrowings totaling $120 million under a bank line of credit to finance
     (i) the $102 million cash purchase price, (ii) $3 million in capitalized advisory fees and other acquisition related costs and (iii) $15 million to pay debt issue costs, to finance various integration costs and to finance HCI's capital needs until permanent financing is arranged.

     (b) (i) Exclusion of balance sheet items representing HCI assets and liabilities not acquired by the Company; (ii) recording the net assets acquired at estimated fair value at the acquisition date; (iii) recording identifiable intangible assets and (iv) recording the excess of acquisition cost over the fair value of the net assets acquired and identified intangibles as goodwill. The allocation of the purchase price is as follows:


(in thousands)                                           Historical             Purchase
                                                            Cost               Adjustment          Allocation
                                                     -----------------     ----------------   ------------------
Notes receivable                                       $   62,683  (i)       $  (62,683)         $         -
Investment in partnerships                                177,024  (i)          (57,130)             119,894
Cash and cash equivalents                                  24,636  (i)                -               24,636
Other assets                                               35,057  (i)          (15,733)              19,324
Property, plant and equipment                               1,586                   114                1,700
Identifiable intangibles                                   77,335               (45,332)              32,003  (ii)
Goodwill                                                        -                67,049               67,049  (iv)
Notes payable                                             (59,848) (i)           59,848                    -
Accounts payable and accrued expenses                     (28,223) (i)           24,336               (3,887)
Unearned revenue and other liabilities                   (155,370) (i)                -             (155,370)
Equity                                                   (134,880)              134,880                    -

Cash purchase price and acquisition costs              $        -            $  105,349          $   105,349  (iii)

(i) Historical cost amount includes assets not included or liabilities not assumed in purchase.
(ii) The identified intangible asset represents asset management contracts.
(iii) The cash purchase price of $105 million includes the purchase price of $102 million and the capitalization of acquisition costs of $3 million.
(iv) The excess of acquisition cost over the fair value of the net assets acquired and identified intangibles.

     The above allocation of purchase price is preliminary pending the finalization of the treatment of certain balance sheet items as outlined in the purchase agreement; therefore, the final amounts may differ from the estimates provided herein. The Company expects that any adjustments will not be significant.

NOTE 2 - The pro forma statements of income for the year ended December 31, 2002 and the six months ended June 30, 2003 give effect to the following pro forma adjustments necessary to reflect the acquisition as of January 1, 2002. Pro forma adjustments are made to reflect the following:

(1) The Company has a calendar year end and reports quarterly and HCI had a fiscal year end of June 30 and reports annually. As a result, the Company made adjustments necessary to conform reporting periods, either (i) by specific identification of significant and non-recurring transactions, wherever possible, to calendar periods within the Company's periods presented, or (ii) by averaging amounts recorded in HCI's two fiscal years ended June 30, 2002 and June 30, 2003, respectively, to generate estimates for the periods presented. For the six months ended June 30, 2003, the pro forma adjustments also reflect dividing by two and/or backing out the effects of the first six months of HCI's fiscal year ended June 30, 2003.

(2) Exclusion of income and expenses related to assets and liabilities not purchased by the Company (see Note 1(b) above).

(3) Interest expense on the line of credit utilized to finance the acquisition and the related amortization of debt issue costs. An increase (decrease) in the assumed interest rate by 0.125% would increase (decrease) net income by $150,000 for the year ended December 31, 2002. An increase (decrease) in the assumed interest rate by 0.125% would increase (decrease) net income by $75,000 for the six months ended June 30, 2003.

(4) Amortization of identifiable intangibles with finite lives. Such assets are amortized on a straight-line basis over their useful lives, which range from one year to 15 years.

(5) Income tax expense using a statutory tax rate of 40% for the year ended December 31, 2002 and for the six months ended June 30, 2003 for HCI as adjusted by pro forma adjustments.